1st Quarter 2024 Earnings Presentation EagleBankCorp.com April 24, 2024 Scan for digital version

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: Eric Newell P 240-497-1796 E enewell@eaglebankcorp.com

Attractive Washington DC Footprint 3 One-of-a-kind Market The Washington DC area represents a strong and stable economy bolstered by Federal government spending and related jobs insulating the region from the severity of potential economic downturns. Our market includes world-class centers of education, a robust private sector, including increasing technology innovation, and tourism. Attractive Demographics Eagle’s footprint represents some of the best demographics in the country. Household income in our markets is 55% above the national average and 41% above all Mid- Atlantic states. Advantageous Competitive Landscape Eagle is one of the largest banks headquartered in the Washington DC metro area and ranked 3rd by deposits in the DC MSA when you exclude banks with assets of more than $100 billion.

Eagle at a Glance 4 Total Assets $11.6 billion Total Loans $8 .0 billion Total Deposits $ 8 . 5 billion Tangible Common Equity $1. 2 billion Shares Outstanding (at close March 31, 2024) 30,185,732 Market Capitalization (at close April 23, 2024) $672 million Tangible Book Value per Common Share $38.26 Institutional Ownership 77% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data as of March 31, 2024 unless otherwise noted. 1 - Equity was $1.3 billion and book value was $41.72 per share. Please refer to the Non-GAAP reconciliation in the appendix. 2 - Based on April 23, 2024 closing price of $22.27 per share and March 31, 2024 shares outstanding. 1 1 2

Eagle is an attractive investment opportunity

- Best-in-Class Regulatory Capital Levels
  - As of 12/31/2023, our CET1 ratio was in the top quartile of all bank holding companies with $10 billion in assets or more; our CET1 ratio as of 3/31/2024 was 13.80%.

- Strong pre-**provision, net revenue ("PPNR") levels, with a clear line of sight into improving PPNR given our asset**-neutral balance sheet
  - NIM expansion is anticipated throughout the rest of 2024 given the current forecast.

- Strong Operating Efficiency
  - Eagle has a peer-leading efficiency ratio. Our cost structure is designed to minimize inefficiencies while allowing us to invest in growth and important back-office functions such as risk management and compliance.

- Strong Liquidity and Funding Position
  - Liquidity risk management is central to our strategy
    - At 8.4%, Eagle has one of the highest liquid assets to total deposits ratio relative to peers[1], and total on-balance sheet liquidity and available capacity was $2.9 billion at quarter-end.
  - Uninsured deposits[2] only represent 28% of total deposits, having a weighted average relationship with EagleBank of over 10 years.

- Capitalizing on our Desirable Geography
  - Market depth provides Eagle the ability to increase its market share in a growing and attractive footprint.
  - Recent focus on leveraging our physical presence to capture market share through improved sales behaviors.
  - As one of the largest banks in the DC area that is not a Money Center or Super-regional, we can cater to and anticipate our clients' needs.

[1] - Include cash and cash equivalents; see slide 7 for more detail
[2] - Estimated amount of uninsured deposits to be reported on line RCON5597 of schedule RC-O in the Bank's March 31, 2024 Call Report.

5

Eagle – Capital Levels vs. Peers 6 1-Peers are those used in the proxy for the May 2024 annual meeting. Proxy Peers are AUB, BHLB, BRKL, BUSE, CNOB, CVBF, DCOM, FFIC, IBTX, INDB, LBAI, OCFC, PFS, SASR, TMP, UBSI, VBTX, WSFS and data is as of December 31, 2023. EGBN is as of March 31, 2024. 2-Please refer to the Non-GAAP reconciliation and footnotes in the appendices. Source: S&P Capital IQ Pro and company filings. Strong Capital • Capital ratios are high relative to peers1 • Excess CET1 (over 9%) plus reserves provides a superior level of coverage when measured against our peers

Eagle – Liquidity Position vs. Peers 7 Peers are those used in the proxy for the May 2024 annual meeting. Proxy Peers are AUB, BHLB, BRKL, BUSE, CNOB, CVBF, DCOM, FFIC, IBTX, INDB, LBAI, OCFC, PFS, SASR, TMP, UBSI, VBTX, WSFS and data is as of December 31, 2023 (if available). EGBN is as of March 31, 2024. Source: S&P Capital IQ Pro and company filings. Available Liquidity Cash and cash equivalents are high relative to peers. Cash equivalents combined with AFS securities provides a superior level of coverage when measured against our peers.

Performance Measures 8 1-Please refer to the Non-GAAP reconciliation and footnotes in the appendices. PPNR/Average Assets and returns are annualized. See Non-GAAP reconciliation for calculation of annualized PPNR. For the periods above, return on average common equity was 7.92% (2023Q1), 9.24% (2023Q2), 8.80% (2023Q3), 6.48% (2023Q4) and (0.11)% (2024Q1); and common equity to assets was 11.20% (2023Q1), 11.05% (2023Q2), 10.89% (2023Q3) 10.92% (2023Q4) and 10.85% (2024Q1).

Net Interest Income 9 NII Grows and NIM Remains Stable Net Interest Income • Interest income expanded $8.2 million quarter over quarter despite one fewer day due in large part to higher average earning assets as more cash was maintained throughout the quarter • Interest expense also increased $6.5 million on higher short-term borrowing along with increases in funding costs on deposits • Net interest income expanded quarter over quarter $1.7 million Margin • The net interest margin remained relatively stable quarter over quarter at a 2.43% • Increases in net interest income maintained pace with increases in average earning assets to support margin stability • Management expects to continue to see benefit from cash returning to the balance sheet on lower yielding investments • NIM is forecasted to improve for the rest of the year under the assumption that interest rates remain unchanged

Net Income – 1st Quarter Summary 10 Net Income Drivers Net interest income Net interest income up $1.7 million, driven by higher balances and yields on both loans and cash balances Provision for Credit Losses (“PCL”) The provision on credit was higher primarily driven by an updated valuation for a CRE office property collateralizing a central business district relationship which was partially charged off in the first quarter of 2024. Additionally, there was an increase related to the office ACL coverage ratio. Noninterest income Noninterest income up $694,000 primarily on market value adjustments on our derivative loan book due to lower interest rates. Noninterest expense1 Noninterest expense, excluding FDIC insurance fees, increased $931 thousand. 1- Please refer to Non-GAAP reconciliation and footnotes in the appendices.

2024 Outlook 11 1 – The effective tax rate for 1Q 2024 was outsized as a result of the loss experienced and discrete tax items that occurred in the quarter; this also resulted in a forecasted increase in the effective tax rate for the full year 2024 2 – Stable relative to 21.16% in 2023 Other Notes: 2024 Outlook represents forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Please see “Forward Looking Statements” on page 2. Key Drivers 1Q 2024 Actual Prior 2024 Outlook Current 2024 Outlook Balance Sheet Average deposits $9,502 million Low single digit % increase Low single digit % increase Average loans $7,989 million Low single digit % increase Low single digit % increase Average earning assets $12,365 million Low single digit % decline Low single digit % decline Income Statement Net interest margin 2.43% 2.50% - 2.70% 2.50% - 2.70% Noninterest income $3.6 million $17-$19 million $17-$19 million Noninterest expense $40.0 million $170-$180 million $170-$180 million Period effective tax rate 112.7%1 Stable2 22-24%

2024 Outlook Variables & Risks 12 Notes: Outlook 2024Y represents forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Please see “Forward Looking Statements” on page 2. Component Variables & Risks Economy & Rates • Business activity highly correlated to current and anticipated forward rates Clients • Credit quality and need for credit coupled with a potential recession Funding • Ability to obtain deposit funding in a cost-effective manner • High funding costs directly impacts the competitiveness of our loan offerings Competition • Competition for loans in the market remains high with added competition from non-bank lenders • Pricing (rate) and overall cost of acquiring deposits Opportunities • Growth in loans and deposits must remain flexible Regulation/Politics • Upcoming elections and potential for new policies adversely impacting banks To reach our 2024 outlook, we made many assumptions of variables and risks, including:

Improving Pre-Provision Net Revenue (“PPNR”) • Enhance revenue opportunities through C&I and small business to improve fee income and deposits • Continue to focus on growing core deposits • Maintain pricing discipline on loan originations to promote revenue growth • Continue operating efficiency focus and seek out opportunities for positive operating leverage Strategies Driving Growth and PPNR 13 Capital Management Improving C&I Lending Capability Balance Sheet & De-Risking Strategies Enhancing Deposit Franchise • Expanded yield realization through pricing decision-making and ROE hurdle rates • Strategies to reduce CRE concentration • Evaluating trades to improve investment portfolio yield • Finalizing FHA Mortgage Servicing Rights sale • Launching a digital channel to expand our customer base • Grow low-cost deposits with focus on operating relationships • Onboarded team focused on expatriate banking services tapping new, proven market • Enhancing digital engagement with focus on payments • Enhancing services and talent in our treasury management vertical • Proactively recruiting talent to build out our sales culture • Identifying industry verticals where the Company has a comparative advantage and expertise • Evaluation of options regarding maturing 2024 subordinated debt • Build capital through earnings Peers are those used in the proxy for the May 2024 annual meeting. Proxy Peers are AUB, BHLB, BRKL, BUSE, CNOB, CVBF, DCOM, FFIC, IBTX, INDB, LBAI, OCFC, PFS, SASR, TMP, UBSI, VBTX, WSFS and data is as of December 31, 2023. EGBN is as of March 31, 2024. Source: S&P Capital IQ Pro and company filings.

Key Strategic Objectives

- Enhance Deposit Franchise
    - Focus on deposit growth through improved sales behaviors; focusing on net new relationship metrics; enhancing products set and services to better serve our customers.
    - Enhance our treasury management program by continued collaboration between Treasury Management and C&I teams, onboarding of seasoned treasury management professionals and an increased focus on a consultative approach to selling.
    - Enhance our digital banking platform to improve the ease of opening accounts on-line and leverage our in-footprint brand to increase market share of deposits in the Washington DC area as well as the DMV region and beyond.
    - Onboarded an Expatriate Banking Services team which will leverage their strong centers of influence to introduce EagleBank's consumer banking products to transferees into the U.S.
    - Leverage our existing branch network to drive customer acquisition and explore how to increase EagleBank's physical presence in lower cost geographies contiguous to the Washington DC metro market.
- Grow Commercial Lending Team
    - Enhance our C&I lending capabilities to obtain greater growth and diversity within the loan portfolio.
    - Shift community and customer perception of EagleBank to a full spectrum commercial bank.
- Proactive Management of Office and Multi-family Portfolios
    - Continue to have expert teams regularly assess exposures and relationship managers proactively reach out to clients well in advance of maturities to achieve results beneficial to both the Bank and the borrower.

EAGLE BANCORP, INC. 14

Deposit Mix and Trend 15 Total Deposits increased $1.03B Year-over-Year CDs Savings & money market Interest bearing transaction Noninterest bearing Cumulative Betas1 • Interest bearing deposits - 75% • Cost of funds – 63% 1 - For betas, the denominator is the change in the Average Effective Federal Funds rate for the quarter, starting with 2022 Q1.

Funding & Liquidity 16 Funding & Liquidity Summary Deposits Period end deposits were down $307 million for the quarter, primarily driven by an expected seasonality of tax payments. For the quarter, average deposits were up $30 million. The long-term strategy for deposits is to increase core deposits and reduce reliance on wholesale funding. Borrowings With some BTFP borrowings maturing, $300 million in borrowings were paid back and replaced with FHLB borrowings of $600 million. Ample Access to Liquidity Available liquidity from the FHLB, FRB Discount Window, and unencumbered securities is over $2.2 billion. 1 - Includes interest-bearing deposits with banks, cash and due from, and federal funds sold

4500 3700 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q1 CRE Office Detail 17 As of March 31, 2024 2-Proxy Peers are AUB, BHLB, BRKL, BUSE, CNOB, CVBF, DCOM, FFIC, IBTX, INDB, LBAI, OCFC, PFS, SASR, TMP, UBSI, VBTX, WSFS and data is as of December 31, 2023. Peer data only shown if CRE Office non-owner occupied was disclosed. EGBN is as of March 31, 2024. Source: S&P Capital IQ Pro and company filings. 1-Class Type is determined based on the latest appraisal designation Higher Risk Rating (9000) Lower Risk Rating (1000) Office (% of Total Inc Prod CRE) 22% Non-Office 78% Office (Avg Risk Rating) Non-Office Mix and Risk Rating Trend of Total Inc Prod CRE Class Type 1 Balance (in millions) Avg. Size (in millions) Criticized In Central Business District of DC Owner Occupied Office $145.1 $1.5 0% Income Producing Office 898.7 10.8 24% Total CRE Office $1,043.8 $5.8 24% Income Producing Office Class A $457.5 $19.9 18% 5.2% Class B 420.1 12.4 6% 8.4% Class C 15.0 1.5 0% 0.0% Office Condo and Other 6.2 0.4 0% 0.0% Total Income Producing Office $898.7 $10.8 24% 13.6% As a % of CRE Office The vast majority of our Inc Prod CRE is Non-Office and with risk ratings that have largely remained unchanged.

CRE Office Detail (continued) 18 CRE Office Commentary • Improving ACL coverage of office with reserve build to 3.67% of performing CRE Office vs. 1.91% the prior quarter • Non-office CRE exhibited limited internal risk rating migration • 68% of office portfolio maturities are beyond year-end 2025 • Limited exposure to Class B central business district office1-DSCR is calculated based on contractual principal and interest payments and only considers cash flow from primary sources of repayment $103 $53 $119 $44 $24 $21 $9 $309 $112 $100 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 2027 2028+ CRE Office - Maturity Schedule Maturity Year Balance (in millions) % of Non Owner Occupied Office Cumulative % Weighted LTV Weighted DSCR1 Outstanding Balance PSF 2024 $274.9 30.6% 30.6% 68 1.1 $213 2025 98.1 10.9% 41.5% 78 1.5 140 2026 309.1 34.4% 75.9% 64 1.6 168 2027 112.4 12.5% 88.4% 58 1.6 184 2028+ 104.2 11.6% 100.0% 63 0.5 204 $898.7 100.0% 66 1.3 $185

Loan Mix and Trend 19 Commercial Owner-Occupied CRE Construction – comm& residential. Home Equity Other Consumer Construction C&I (owner-occupied) Office Income producing CRE (excluding office if applicable)

Loan Type and Classification

Loans by Type - 3/31/2024

$ in millions	Balance	% of
Income-producing - CRE	$3,142	39%
Income-producing - CRE (Office)	899	11%
Total income producing CRE	4,041	50%
Commercial	1,409	18%
Owner-occupied - commercial real estate	1,186	15%
Construction - commercial and residential(1)	1,083	13%
Construction - C&I (owner-occupied)	138	2%
Real estate mortgage - residential	72	1%
Consumer & home equity	54	1%
Total	$7,983	100%

Income Producing CRE by Type - 3/31/2024

$ in millions	Balance	% of Loans
Office & Office Condo	$899	11%
Multifamily	804	10%
Retail	421	5%
Hotel/Motel	397	5%
Mixed Use	398	5%
Industrial	149	2%
Single/1-4 Family & Res. Condo	104	1%
Other	869	11%
Total	$4,041	50%

Classified and Criticized Loans



96%
92%
81%
88%
85%
% performing
2.12%
4.83%
4.76%
6.78%
7.86%
(in millions)
$164
$76
$88
$375
$156
$219
$377
$158
$219
$543
$207
$336
$627
$265
$362
2023Q1
2023Q2
2023Q3
2023Q4
2024Q1
Substandard
Special mention
% of loans

1-Includes land.

Quarter-over-Quarter Change

Special Mention
- C&I +$10.7 million
- CRE +$47.7 million (includes CRE Office +$10.1 million)
- 97.5% of special mention loans were current as 3/31/24

Substandard
- C&I +$6.8 million
- CRE +$19.0 million (includes CRE Office -$7.9 million)
- 73.9% of substandard loans were current at 3/31/24

NPAs
- 52.3% of NPAs were current at 3/31/24

EAGLE BANCORP, INC.
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Asset Quality Metrics 21 1-Excludes loans held for sale. 2-Non-performing assets (“NPAs”) include loans 90 days past due and still accruing. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year.

Appendices 22

Investment Portfolio 23 Investment Portfolio Strategy • Portfolio positioned to manage liquidity and pledging needs • Cash flow projected principal only (rates unchanged): o Remainder of 2024 - $270 million o 2025 - $381 million • Total securities down $69 million from 12/31/2023 from principal paydowns, maturities received, and lower carrying values on securities. • Unencumbered securities of $393 million available for pledging. Note: Chart is as of period end on an amortized cost basis. AFS / HTM as of March 31, 2024 Percent Securities by of Portfolio Book Reprice Classification at Book Yield Term (years) Securities AFS 61% 1.68% 4.0 Securities HTM 39% 2.08% 6.7 Total Securities 100% 1.84% 5.1 Projected

Tangible Book Value Per Share 24 Per share data is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices. The CAGR for Book Value Per Share with AOCI included was 2.1% and excluded was 6.4% for the period from December 31, 2020, through March 31, 2024. Book values per share, including and excluding AOCI were, respectively, $39.05 and $38.56 (2020Y), $42.28 and $42.72 (2021Y), $39.18 and $45.54 (2022Y), $42.58 and $48.00 (2023Y) and $41.72 and $47.21 (2024 Q1).

Loan Portfolio – Details

Location	C&I	Owner Occupied CRE	Income Producing CRE	Owner Occupied Const.	CRE Construction	Land	Residential Mortgage	Consumer	TOTAL	% of Total
$ in millions										
Washington DC	$496.0	$297.9	$1,307.1	$74.4	$250.5	$62.0	$34.0	$13.2	$2,535.1	31.8%
Suburban Washington										
Montgomery	160.3	176.3	696.6	10.4	174.5	7.0	6.2	21.4	1,252.7	15.7%
Prince George's	119.1	270.5	301.4	8.7	131.6	15.6	-	0.7	847.6	10.6%
Fairfax	200.9	50.3	395.9	-	126.2	39.3	8.1	9.2	829.9	10.4%
Loudoun	55.3	35.5	194.6	3.7	71.8	7.1	1.1	1.7	370.8	4.6%
Alexandria	62.4	19.2	216.2	5.7	30.6	-	1.3	0.6	336.0	4.2%
Prince William	6.5	22.5	151.8	23.7	49.4	-	-	0.6	254.5	3.2%
Arlington	24.2	0.3	88.1	-	6.5	-	1.4	2.3	122.8	1.5%
Frederick	8.2	-	51.6	1.8	-	-	0.5	0.4	62.5	0.8%
Suburban Washington	636.9	574.6	2,096.2	54.0	590.6	69.0	18.6	36.9	4,076.8	51.1%
Other Maryland										
Anne Arundel	3.2	22.7	98.0	0.6	31.5	12.7	1.3	0.5	170.5	2.1%
Baltimore	12.2	24.6	35.6	0.6	30.0	-	-	-	103.0	1.3%
Eastern Shore	7.8	7.8	51.5	-	2.2	-	1.1	0.9	71.3	0.9%
Howard	7.8	1.6	26.5	-	-	1.8	1.4	0.8	39.9	0.5%
Charles	0.5	20.6	5.4	-	-	-	-	0.2	26.7	0.3%
Other MD	1.2	5.0	16.8	-	-	-	0.2	0.4	23.6	0.3%
Other Maryland	32.7	82.3	233.8	1.2	63.7	14.5	4.0	2.8	435.0	5.4%
Other Virginia										
Fauquier	-	-	8.9	-	-	-	-	-	8.9	0.1%
Other VA	54.5	44.2	285.9	2.5	-	-	0.3	0.3	387.7	4.9%
Other Virginia	54.5	44.2	294.8	2.5	-	-	0.3	0.3	396.6	5.0%
Other USA	189.2	186.6	108.7	6.3	24.6	7.6	15.2	1.0	539.2	6.8%
Total	$1,409.3	$1,185.6	$4,040.6	$138.4	$929.4	$153.1	$72.1	$54.2	$7,982.7	100.0%
% of Total	17.7%	14.9%	50.6%	1.7%	11.6%	1.9%	0.9%	0.7%	100.0%	

Note: Data as of March 31, 2024.

EAGLE BANCORP, INC.

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Loan Portfolio – Income Producing CRE

$ in millions Location	Hotel/ Motel	Industrial	Mixed Use	Multifamily	Office	Retail	Single/1-4 Family & Res. Condo	Other	TOTAL	% of Total Loans
Washington DC	$138.3	$5.8	$265.4	$384.5	$211.1	$82.3	$73.7	$146.0	$1,307.1	16.4%
Suburban Washington										
Montgomery	-	24.2	36.8	183.2	292.4	12.5	1.6	145.9	696.6	8.7%
Prince George's	85.6	52.8	8.7	31.2	38.2	46.5	0.8	37.6	301.4	3.8%
Fairfax	-	3.0	1.0	1.0	186.9	49.1	9.4	145.5	395.9	5.0%
Loudoun	-	13.8	3.6	-	16.4	3.4	1.5	155.9	194.6	2.4%
Alexandria	20.6	-	49.9	66.8	31.0	14.8	1.8	31.3	216.2	2.7%
Prince William	-	2.9	-	4.4	7.5	9.8	0.5	126.7	151.8	1.9%
Arlington	46.4	-	-	-	40.4	-	1.3	-	88.1	1.1%
Frederick	-	2.0	0.5	-	5.5	38.8	0.5	4.3	51.6	0.6%
Suburban Washington	152.6	98.7	100.5	286.6	618.3	174.9	17.4	647.2	2,096.2	26.3%
Other Maryland										
Anne Arundel	33.1	-	-	-	1.7	51.2	-	12.0	98.0	1.2%
Baltimore	14.3	-	0.4	0.3	0.7	4.8	0.5	14.6	35.6	0.4%
Eastern Shore	36.0	13.0	-	-	-	-	-	2.5	51.5	0.6%
Howard	-	6.1	-	-	2.0	5.6	2.0	10.8	26.5	0.3%
Charles	-	5.4	-	-	-	-	-	-	5.4	0.1%
Other MD	-	16.4	-	-	-	0.4	-	-	16.8	0.2%
Other Maryland	83.4	40.9	0.4	0.3	4.4	62.0	2.5	39.9	233.8	2.9%
Other Virginia										
Fauquier	-	-	-	-	6.1	-	-	2.8	8.9	0.1%
Other VA	-	3.8	25.8	84.6	58.7	99.8	6.5	6.7	285.9	3.6%
Other Virginia	-	3.8	25.8	84.6	64.8	99.8	6.5	9.5	294.8	3.7%
Other USA	22.1	-	5.4	47.9	0.1	1.9	4.1	27.2	108.7	1.4%
Total	$396.4	$149.2	$397.5	$803.9	$898.7	$420.9	$104.2	$869.8	$4,040.6	50.6%
% of Total Loans	5.0%	1.9%	5.0%	10.1%	11.3%	5.3%	1.3%	10.9%	50.6%	

Note: Data as of March 31, 2024.

EAGLE BANCORP, INC.
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Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multifamily	Office	Hotel/Motel	Mixed Use	Retail	Residential Condo	Other	TOTAL	% of Total Loans
Washington DC	$14.5	$167.1	$0.0	$0.0	$29.0	$0.0	$10.9	$29.0	$250.5	3.1%
Suburban Washington										
Montgomery	9.5	145.6	-	-	-	-	-	19.4	174.5	2.2%
Prince George's	1.1	103.0	-	-	27.5	-	-	-	131.6	1.6%
Fairfax	14.0	52.7	-	18.3	39.2	2.0	-	-	126.2	1.6%
Loudoun	8.6	-	-	-	2.3	-	9.7	51.2	71.8	0.9%
Alexandria	2.0	-	-	2.2	4.5	1.0	20.9	-	30.6	0.4%
Prince William	-	-	-	-	-	-	-	49.4	49.4	0.6%
Arlington	6.5	-	-	-	-	-	-	-	6.5	0.1%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	41.7	301.3	-	20.5	73.5	3.0	30.6	120.0	590.6	7.4%
Other Maryland										
Anne Arundel	-	-	-	-	-	-	14.7	16.8	31.5	0.4%
Baltimore	-	-	-	-	30.0	-	-	-	30.0	0.4%
Eastern Shore	-	-	-	-	-	-	-	2.2	2.2	0.0%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	-	-	-	-	-	0.0%
Other Maryland	-	-	-	-	30.0	-	14.7	19.0	63.7	0.8%
Other Virginia										
Fauquier	-	-	-		-		-	-	-	0.0%
Other VA	-	-	-	-	-	-	-	-	-	0.0%
Other Virginia	-	-	-	-	-	-	-	-	-	0.0%
Other USA	3.6	-	-	-	-	-	-	21.0	24.6	0.3%
Total	$59.8	$468.4	$0.0	$20.5	$132.5	$3.0	$56.2	$189.0	$929.4	11.6%
% of Total Loans	0.7%	5.9%	0.0%	0.3%	1.7%	0.0%	0.7%	2.4%	11.6%	
Renovation	$6.6	$79.7	$0.0	$2.2	$50.5	$0.0	$0.0	$23.7	$162.7	
Ground-Up	53.2	388.7	-	18.3	82.0	3.0	56.2	165.3	766.7	

Note: Data as of March 31, 2024.

EAGLE BANCORP, INC.
27

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data	As of Period End			As of Period End				
	2020Y	2021Y	2022Y	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1
Tangible common equity								
Common shareholders' equity	$1,240,892	$1,350,775	$1,228,321	$1,241,958	$1,219,766	$1,215,884	$1,274,283	$1,259,413
Less: Intangible assets	(104,307)	(104,255)	(104,233)	(104,226)	(104,220)	(105,239)	(104,925)	(104,611)
Tangible common equity	$1,136,585	$1,246,520	$1,124,088	$1,137,732	$1,115,546	$1,110,645	$1,169,358	$1,154,802
Reverse: Accumulated other comprehensive income ("AOCI") (gain)/loss	($15,500)	$14,242	$199,507	$180,914	$191,587	$211,505	$162,357	$165,768
Tangible common equity, excl. AOCI	$1,121,085	$1,260,762	$1,323,595	$1,318,646	$1,307,133	$1,322,150	$1,331,715	$1,320,570
Tangible common equity ratio								
Total assets	$11,117,802	$11,847,310	$11,150,854	$11,088,867	$11,034,741	$11,164,214	$11,664,538	$11,612,648
Less: Intangible assets	(104,307)	(104,255)	(104,233)	(104,226)	(104,220)	(105,239)	(104,925)	(104,611)
Tangible assets	$11,013,495	$11,743,055	$11,046,621	$10,984,641	$10,930,521	$11,058,975	$11,559,613	$11,508,037
Tangible common equity ratio	10.31%	10.60%	10.18%	10.36%	10.21%	10.04%	10.12%	10.03%
Per Share Calculations								
Book value	$39.05	$42.28	$39.18	$39.92	$40.78	$40.64	$42.58	$41.72
Less: Intangible book value	(3.31)	(3.31)	(3.32)	(3.35)	(3.49)	(3.52)	(3.50)	(3.46)
Tangible book value	$35.74	$38.97	$35.86	$36.57	$37.29	$37.12	$39.08	$38.26
Book value per common share	$39.05	$42.28	$39.18	$39.92	$40.78	$40.64	$42.58	$41.72
Reverse: AOCI (gain)/loss	(0.46)	0.49	6.36	5.81	6.41	7.07	5.42	5.49
Adjusted book value excluding AOCI	$38.59	$42.77	$45.54	$45.73	$47.19	$47.71	$48.00	$47.21
Tangible book value per share	$35.74	$38.97	$35.86	$36.57	$37.29	$37.12	$39.08	$38.26
Reverse: AOCI (gain)/loss	(0.46)	0.49	6.36	5.81	6.41	7.07	$5.42	$5.49
Tangible book value excluding AOCI	$35.28	$39.46	$42.22	$42.38	$43.70	$44.19	$44.50	$43.75
Shares outstanding	31,779,663	31,950,092	31,346,903	31,111,647	29,912,082	29,917,982	$ 29,925,612	$ 30,185,732

$ in thousands	For the Quarter				
	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1
Average tangible common equity					
Common shareholders' equity	$1,240,978	$1,245,647	$1,235,162	$1,238,763	$1,289,656
Less: Intangible assets	(104,231)	(104,224)	(104,639)	(105,032)	(104,718)
Average tangible common equity	$1,136,747	$1,141,423	$1,130,523	$1,133,731	$1,184,938
Return on avg. tangible common equity					
Net Income	$24,234	$28,692	$27,383	$20,225	-$338
Average tangible common equity	$1,136,747	$1,141,423	$1,130,523	$1,133,731	$1,184,938
Return on avg. tangible common equity	8.65%	10.08%	9.61%	7.08%	-0.11%

EAGLE BANCORP, INC.
28

29 Non-GAAP Reconciliation (unaudited) $ in thousands 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 Pre-Provision Net Revenue Net interest income $75,024 $71,811 $70,719 $72,992 $74,698 Non-interest income 3,700 8,595 6,347 2,894 3,589 Non-interest expense (40,584) (37,978) (37,633) (37,098) (39,997) Pre-Provision Net Revenue 38,140 42,428 39,433 38,788 38,290 Average assets $11,426,056 $11,960,111 $11,942,905 $12,283,303 $12,784,470 PPNR to average assets (%) 1.35% 1.43% 1.31% 1.25% 1.20% For the Quarter $ in thousands 2023 Q3 2023 Q4 2024 Q1 Change Total noninterest expense FDIC insurance $3,342 $4,444 $6,412 $1,968 Other noninterest expense 34,291 32,654 33,585 931 Noninterest expense $37,633 $37,098 $39,997 $2,899 For the Quarter $ in thousands 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 Efficiency Ratio Net interest income $75,024 $71,811 $70,719 $72,992 $74,698 Noninterest income 3,700 8,595 6,347 2,894 3,589 Revenue $78,724 $80,406 $77,066 $75,886 $78,287 Noninterest expense $40,584 $37,978 $37,633 $37,098 $39,997 Efficiency ratio 51.6% 47.2% 48.8% 48.9% 51.1% For the Quarter

30 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, tangible book value per common share excluding accumulated other comprehensive income (“AOCI”), and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding; to calculate the tangible book value per common share excluding the AOCI, tangible common equity is reduced by the loss on the AOCI before dividing by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table above provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure.